JOINDER AGREEMENT
This Joinder Agreement (the “Joinder Agreement”) is made and dated as of May 9, 2023, and is entered into by and between VELODYNE LIDAR USA, INC., a Delaware corporation (“Velodyne”, or “Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).
RECITALS
A. Subsidiary’s Affiliate, OUSTER, INC. (“Company”) has entered into that certain Loan and Security Agreement dated as of April 29, 2022, with Company, Guarantors (as defined in the Loan Agreement), the several banks and other financial institutions or entities from time to time party thereto as lender (each a “Lender”, and collectively, the “Lenders”) and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith; and
B. The Subsidiary acknowledges and agrees that the Subsidiary will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith.
AGREEMENT
NOW THEREFORE, the Subsidiary and Agent agree as follows:
1.The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.
2. By signing this Joinder Agreement, thee Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Guarantor (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, the Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of Delaware, (b) neither Agent nor the Lenders shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, no Subsidiary shall be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, no Subsidiary shall have to provide Agent separate Financial Statements. To the extent that Agent or the Lenders has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to any Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and the Lenders shall be deemed provided to the Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to the Subsidiary; and (iii) no Subsidiary shall have the right to request an Advance or make any other demand on the Lenders.
3.The Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.
4.The Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.
5.As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, the Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.
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SUBSIDIARY:
VELODYNE LIDAR USA, INC.

    By: /s/ Mark Weinswig__________________________________
    Name: Mark Weinswig
    Title: Chief Financial Officer
    Address:
5521 Hellyer Avenue
San Jose, California 95138
    email: legal@ouster.io

AGENT:
HERCULES CAPITAL, INC.

By:_/s/ Zhuo Huang___________________________________
Name: Zhuo Huang
Title: Associate General Counsel

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@htgc.com
Telephone: 650-289-3060
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